UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2022

PRESTO AUTOMATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

985 Industrial Road San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

(650) 817-9012

(Registrant’s telephone number, including area code)

Ventoux CCM Acquisition Corp.

1 East Putman Avenue, Floor 4

Greenwich, CT 06830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001, per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously disclosed, on November 10, 2021, Ventoux CCM Acquisition Corp. (“VTAQ”), Ventoux Merger Sub I Inc. (“Ventoux Merger Sub I”), Ventoux Merger Sub II LLC (“Ventoux Merger Sub II”), and E La Carte, Inc. (“Legacy Presto”) entered into an Agreement and Plan of Merger, as amended on April 1, 2022 and July 25, 2022 (the “Merger Agreement”), pursuant to which, among other transactions, on September 21, 2022 (the “Closing Date”), Ventoux Merger Sub I merged with and into Legacy Presto (the “First Merger”), with Legacy Presto surviving as a wholly-owned subsidiary of VTAQ (the “Surviving Corporation”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into Ventoux Merger Sub II (the “Second Merger”), with Ventoux Merger Sub II surviving as a wholly-owned subsidiary of VTAQ (the First Merger and Second Merger, together with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination, VTAQ changed its name to “Presto Automation Inc.” (sometimes referred to herein as “New Presto”).

On September 14, 2022, VTAQ held a special meeting of its stockholders (the “Special Meeting”) in connection with the Business Combination. At the Special Meeting, VTAQ stockholders voted to approve the Business Combination with Legacy Presto and related proposals. Prior to the Special Meeting, a total of 323,877 shares of common stock, par value $0.0001, of VTAQ (“VTAQ Common Stock”) were presented for redemption for cash at a price of approximately $10.20 per share in connection with the Special Meeting.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to VTAQ and its consolidated subsidiaries prior to the completion of the Business Combination (the “Closing”) and New Presto and its consolidated subsidiaries following the Closing. All references herein to the “Board” refer to the board of directors of VTAQ or New Presto, as applicable.

As a result of and upon the Closing, among other things, VTAQ issued to stockholders of Legacy Presto an aggregate of 36,760,009 shares of common stock, par value $0.0001 per share, of New Presto (“New Presto Common Stock”) at a deemed per share price of $10.00 (the “Merger Consideration”) and the right to receive up to an aggregate of 15,000,000 shares of New Presto Common Stock if certain price-based vesting conditions are met following the Closing (the “Contingent Consideration”). Substantially all of the New Presto Common Stock issued to stockholders of Legacy Presto is subject to an 18-month lock-up period following the Closing pursuant to the Amended and Restated Bylaws of New Presto (“New Bylaws”) and/or the Amended and Restated Support Agreement, dated as of July 25, 2022, between VTAQ, Legacy Presto, and certain stockholders of Legacy Presto.

At the effective time of the Business Combination (the “Effective Time”), each outstanding option to purchase shares of Legacy Presto common stock (a “Legacy Presto Option”) was assumed by New Presto and converted into (i) an option to acquire New Presto Common Stock with the same terms and conditions as applied to the Legacy Presto Option immediately prior to the Effective Time (a “New Presto Option”); and (ii) the right to receive, with respect to each share of Legacy Presto common stock subject to a Legacy Presto Option immediately prior to the Effective Time, certain Contingent Consideration (if any). The number of shares underlying a New Presto Option was determined by multiplying (i) the number of shares of Legacy Presto common stock subject to a Legacy Presto Option immediately prior to the Effective Time, by (ii) the Exchange Ratio (as defined in the Merger Agreement), rounded down to the nearest whole number of shares, and the per share exercise price of such New Presto Option was determined by dividing (i) the per share exercise price immediately prior to the Effective Time by (ii) the Exchange Ratio, rounded up to the nearest whole cent.

At the Effective Time, each outstanding restricted stock unit of Legacy Presto (a “Legacy Presto RSU”) was assumed by New Presto and converted into (i) a restricted stock unit to acquire New Presto Common Stock (a “New Presto RSU”) with the same terms and conditions as applied to a Legacy Presto RSU immediately prior to the Effective Time; and (ii) the right to receive, with respect to each share of Legacy Presto common stock subject to a Legacy Presto RSU immediately prior to the Effective Time, certain Contingent Consideration (if any). The number of shares underlying a New Presto RSU was determined by multiplying (i) the number of shares of Legacy Presto common stock subject to a Legacy Presto RSU immediately prior to the Effective Time, by (ii) the Exchange Ratio, rounded down to the nearest whole number of shares.

Immediately prior to the Effective Time, VTAQ issued an aggregate of 7,143,687 shares of New Presto Common Stock to certain investors (the “Equity PIPE Investors”) for aggregate proceeds of $55.5 million to New Presto (the “Equity PIPE Investment”). In connection with the Equity PIPE Investment, Ventoux Acquisition Holdings LLC and Chardan International Investments, LLC (together, the “Sponsors”) transferred an aggregate of 456,296 shares of VTAQ Common Stock to certain of the Equity PIPE Investors. The Equity PIPE Investment included a $50 million investment from an entity affiliated with Cleveland Avenue, LLC (“Cleveland Avenue”) at an effective price per share of $7.14. The effective price per share of Cleveland Avenue’s investment takes into account (i) the subscription of 6,593,687 shares of New Presto Common Stock for an aggregate purchase price of $50 million and (ii) the transfer of 406,313 shares of VTAQ Common Stock by the Sponsors to Cleveland Avenue for nominal consideration. As a result, at the Closing, the exercise price of VTAQ’s public warrants was reduced from $11.50 per share to $8.21 per share pursuant to the terms of VTAQ’s warrant agreement, dated as of December 23, 2020 (the “Existing Warrant Agreement”).

At the Closing, pursuant to the Amended and Restated Sponsor Support Agreement, dated as of July 25, 2022, between the Sponsors, certain directors, executive officers, and affiliates of the Sponsors (“Insiders”), VTAQ, and Legacy Presto (the “Sponsor Support Agreement”), the Sponsors and Insiders (and any permitted transferees of the Sponsors and Insiders pursuant to the terms of the Sponsor Support Agreement) (i) subjected an aggregate of 444,500 shares of VTAQ Common Stock held by them to earnout, which shares will be forfeited if certain price-based vesting conditions are not met during the five-year period following the Closing, (ii) subjected all of the shares of VTAQ Common Stock held by them to an 18-month lock-up, (iii) forfeited an aggregate of 550,000 of their VTAQ warrants (the “Private Warrants”), and (iv) waived any adjustment to the exercise price of the Private Warrants held by them pursuant to the Existing Warrant Agreement.

Immediately after giving effect to the Business Combination, there were 69,012,713 issued and outstanding shares of New Presto Common Stock, which includes the Merger Consideration, the shares issued in the Equity PIPE Investment, shares of New Presto Common Stock underlying issued and outstanding warrants of New Presto (“New Presto Warrants”) and the New Presto Common Stock held by VTAQ stockholders and the Sponsors (including those shares subject to vesting pursuant to the Sponsor Support Agreement), but does not include Contingent Consideration or shares which may be issued under the Incentive Plan or ESPP (as such terms are defined below). As of the Closing Date, Legacy Presto’s stockholders beneficially owned approximately 73.72% of the outstanding shares of New Presto Common Stock, the public stockholders of VTAQ immediately prior to the Closing beneficially owned approximately 1.76% of the outstanding shares of New Presto Common Stock, the holders of VTAQ Rights (as defined below) beneficially owned approximately 1.63% of the outstanding shares of New Presto Common Stock, VTAQ’s Sponsors and initial stockholders beneficially owned approximately 6.17% of the outstanding shares of New Presto Common Stock, the Equity PIPE Investors beneficially owned approximately 14.40% of the outstanding shares of New Presto Common Stock, and affiliates of Metropolitan Partners Group Administration, LLC (“Metropolitan”) beneficially owned approximately 1.14% of the outstanding shares of New Presto Common Stock.

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement and Ancillary Agreements

On September 21, 2022, in connection with the consummation of the Business Combination, New Presto entered into a Credit Agreement (the “Credit Agreement”) with the Surviving Corporation, Metropolitan, as administrative, payment and collateral agent (the “Agent”), the lenders (“Lenders”) and other parties party thereto, pursuant to which the Lenders extended term loans having an aggregate original principal amount of $55 million (the “Term Loans”).

The Term Loans were borrowed in full at closing. Amounts outstanding under the Credit Agreement will incur interest at the rate of 15% per annum. During the first 18 months following the closing date, the Company may elect to pay a portion of the accrued and unpaid interest by capitalizing the amount of such interest on a monthly basis and adding the same to the principal balance of the Term Loans, after which such capitalized interest shall accrue interest at the interest rate and otherwise constitute principal under the Term Loan (“PIK Interest”). With respect to interest accruing during the first six months after the closing date, the Company may elect for 100% of the interest payment to be capitalized as PIK Interest on a monthly basis. With respect to interest accruing after the six month anniversary of the closing date, but before the 18 month anniversary of the closing date, the Company may elect for 50% of the interest payment to be capitalized as PIK Interest on a monthly basis. The Term Loans mature on March 21, 2025.

The Term Loans may be prepaid by the Company; however, any voluntary or mandatory prepayment made prior to the 18 month anniversary of the closing date must be accompanied by payment of a make whole premium equal to the interest and fees that would have accrued on the aggregate principal amount of the Term Loan (including any interest that could have been capitalized as PIK Interest during such period) from the date of payment through the 18 month anniversary of the closing date. The Term Loans may not be reborrowed once repaid. The Company is required to pay the Agent certain upfront fees and administrative fees in connection with the Term Loans. The Company’s obligations under the Credit Agreement are secured by substantially all of the Company’s assets.

The Company must comply with certain financial covenants as set forth in the Credit Agreement, including a minimum cash covenant and maximum net leverage ratio of 1.20 to 1.00. The Credit Agreement also contains customary affirmative and restrictive covenants, including covenants regarding the incurrence of additional indebtedness or liens, investments, transactions with affiliates, delivery of financial statements, payment of taxes, maintenance of insurance, dispositions of property, mergers or acquisitions, among other customary covenants. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions. The Credit Agreement also includes customary representations and warranties, events of default and termination provisions, upon which the Term Loans may be accelerated and the interest rate applicable to any outstanding payment obligations will increase 500 basis points.

The foregoing description of the Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference herein.

Warrant Subscription Agreement and Founder Share Transfer Agreement

In connection with the Term Loans, New Presto also agreed to issue the Lenders under the Term Loans 1,500,000 New Presto Warrants, and the Sponsors agreed to transfer the Lenders an aggregate of 600,000 founder shares. The New Presto Warrants have substantially similar terms to the Private Warrants.

Amended and Restated Registration Rights Agreement

On September 21, 2022, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsors, New Presto’s directors and officers, certain stockholders of VTAQ, Metropolitan and certain stockholders of Legacy Presto. Pursuant to the Registration Rights Agreement, New Presto agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain shares of New Presto Common Stock and other equity securities of New Presto that are held by the parties thereto from time to time. The parties to the Registration Rights Agreement are entitled to certain demand and piggyback registration rights, in each case subject to certain limitations set forth in the Registration Rights Agreement. Other material terms of the Registration Rights Agreement are described on page 34 of the final prospectus and definitive proxy statement, dated as of August 12, 2022 (the “Proxy Statement/Prospectus”), entitled “Summary of the Proxy Statement / Prospectus—Ancillary Agreements—Amended and Restated Registration Rights Agreement” and that information is incorporated herein by reference.

The foregoing description of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated by reference herein.

Amended and Restated Warrant Agreement

On September 21, 2022, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into an Amended and Restated Warrant Agreement (“Amended and Restated Warrant Agreement”) with Continental Stock Transfer and Trust Company, as warrant agent (“Continental”), to reflect the issuance of the Metropolitan Warrants, to reflect the transfer of 500,000 Private Warrants (the “Silver Rock Warrants”) to affiliates of Silver Rock Capital Partners LP (“Silver Rock”) and provide that 550,000 of the Private Warrants were cancelled as of the Closing. Each of the Metropolitan Warrants, the Private Warrants and the Silver Rock Warrants is exercisable for one share of New Presto Common Stock at an exercise price of $11.50 per share. Each of the public warrants is exercisable for $8.21 per share.

The foregoing description of the Amended and Restated Warrant Agreement is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Warrant Agreement, a copy of which is attached hereto as Exhibit 10.3 and the terms of which are incorporated by reference herein.

Governance Agreement

At the Closing, New Presto, Rajat Suri, REMUS Capital, an affiliate of Legacy Presto, Cleveland Avenue and certain other parties set forth therein, entered into a Governance Agreement (the “Governance Agreement”) to provide for certain governance rights and address certain governance matters relating to New Presto. The Governance Agreement provides each of Mr. Suri, Cleveland Avenue and REMUS Capital with the right to nominate one individual to New Presto’s Board, subject to certain qualifications, requirements and exceptions as set forth therein, including varying equity holding threshold requirements. The material terms of the Governance Agreement are described on page 34 of the Proxy Statement/Prospectus in the section entitled “Summary of the Proxy Statement / Prospectus—Ancillary Agreements—Governance Agreement” and that information is incorporated herein by reference.

The foregoing description of the Governance Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Governance Agreement, which is attached as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Indemnification of Directors and Officers

On September 21, 2022, the Company entered into separate indemnification agreements with each of its directors and executive officers that, among other things, require the Company to indemnify its directors and executive officers from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or on behalf of such director or executive officer in any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative and whether formal or informal, including any appeals, in which such director or executive officer may be involved, or is threatened to be involved, as a party or otherwise, by reason of the fact of that he or she is or was or has agreed to serve as a director, officer, employee or agent of the Company or otherwise at its request, to the fullest extent permitted by Delaware law. Further information about the indemnification of the Company’s directors and executive officers is set forth on page 246 of the Proxy Statement/Prospectus in the section titled “Description of New Presto Securities—Limitation on Liability and Indemnification of Directors and Officers” and that information is incorporated herein by reference.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.5 and the terms of which are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On September 21, 2022, in connection with the Closing, VTAQ and Chardan Capital Markets, LLC (“Chardan”) waived certain obligations of New Presto to Chardan in connection with the following agreements: (i) the Business Combination Marketing Agreement, dated December 23, 2020, by and between VTAQ and Chardan, (ii) the Administrative Services Agreement, dated December 23, 2020, by and between VTAQ and Chardan and (iii) the Placement Agency Agreement, dated August 9, 2021, by and between VTAQ and Chardan. In exchange for such waiver, New Presto agreed to pay Chardan approximately $3.2 million, issue an affiliate of Chardan 350,000 shares of New Presto Common Stock and grant Chardan certain rights of first refusal in connection with future financings of New Presto.

On September 21, 2022, in connection with the Closing, VTAQ, Legacy Presto and affiliates of Silver Rock agreed to terminate that certain Amended and Restated Convertible Note Subscription Agreement, dated July 25, 2022 (the “Convertible Note Subscription Agreement”), pursuant to a Termination Agreement by and among VTAQ, Legacy Presto and Silver Rock (the “Termination Agreement”). Pursuant to the Termination Agreement, Silver Rock agreed to terminate the Convertible Note Subscription Agreement in exchange for 400,000 shares of common stock of Legacy Presto which were converted into 322,868 shares of New Presto Common Stock pursuant to the terms of the Merger Agreement, 500,000 warrants held by the Sponsors (which will continue to be entitled to registration rights pursuant to the Registration Right Agreement) and the payment of certain expenses of Silver Rock.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Explanatory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as VTAQ was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to VTAQ, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes “forward-looking statements” for purposes of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of VTAQ, Legacy Presto and New Presto. Investors should note that on April 8, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “SPACs, IPOs and Liability Risk under the Securities Laws,” in which the SEC staff indicated that there is uncertainty as to the availability of the safe harbor in connection with a SPAC merger. In addition, any statements that refer to projections (including EBITDA, adjusted EBITDA, EBITDA margin and revenue projections), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of New Presto’s management and are not predictions of actual performance. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, whether or not identified in this Current Report on Form 8-K, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many factors could cause actual results and condition (financial or otherwise) to differ materially from those indicated in the forward-looking statements, including but not limited to:

●	the incurrence of significant costs in connection with and following the Business Combination, including unexpected costs or expenses;

●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

●	the diminished amount of working capital we received in the Business Combination due to high levels of redemptions of VTAQ common stock;

●	potential litigation relating to the Business Combination, and litigation and regulatory proceedings relating to our business;

●	our limited operating history and uncertain future prospects and rate of growth due to our limited operating history, including our ability to implement business plans and other expectations;

●	our ability to grow and manage growth profitably, maintain relationships with customers, and retain management and key employees;

●	intense competition in the restaurant technology space, including with competitors who have significantly more resources;

●	our ability to make continued investments in our AI-powered technology platform;

●	our ability to protect and maintain our intellectual property rights;

●	risks related to data security and privacy, including the risk of cyber-attacks or other security incidents;

●	the need to attract, train, and retain a highly-skilled technical workforce;

●	our ability to maintain the listing of the New Presto Common Stock and New Presto Warrants on Nasdaq;

●	our securities’ potential liquidity and trading, including that the price of our securities may be volatile;

●	future issuances, sales or resales of our securities;

●	the grant and future exercise of registration rights;

●	our ability to secure future financing, if needed, and our ability to repay any future indebtedness when due;

●	the impact of the COVID-19 pandemic;

●	our reliance on a limited number of partners for a significant portion of our revenue;

●	our ability to maintain an effective system of internal controls over financial reporting;

●	our ability to respond to general economic conditions, including market interest rates; and

●	other factors detailed under the section entitled “Risk Factors” beginning on page 54 of the Proxy Statement/Prospectus.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Proxy Statement/Prospectus and other documents filed or that may be filed by New Presto from time to time with SEC. These forward-looking statements must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of New Presto. Forward-looking statements speak only as of the date they are made. While New Presto may elect to update these forward-looking statements at some point in the future, New Presto specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing New Presto’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Business

The businesses of VTAQ and Legacy Presto prior to the Business Combination and the Company following the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Information Related to VTAQ” beginning on page 178 and “Information About Presto” beginning on page 191, and that information is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth beginning on page 54 of the Proxy Statement/Prospectus in the section titled “Risk Factors,” and that information is incorporated herein by reference.

Properties

The properties of the Company are described in the Proxy Statement/Prospectus in the section titled “Information About Presto—Our Facilities” on page 198, and that information is incorporated herein by reference.

Financial Information

The audited financial statements of VTAQ as of and for the years ended December 31, 2021 and 2020 included in the Proxy Statement/Prospectus beginning on page F-2 are incorporated herein by reference. The unaudited financial statements of VTAQ as of and for the three and six months ended June 30, 2022 filed on VTAQ’s Quarterly Report Form 10-Q with the SEC on August 15, 2022 are incorporated herein by reference.

The audited financial statements of Legacy Presto as of and for years ended June 30, 2022, and 2021 are set forth in Exhibit 99.2 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information of Legacy Presto and VTAQ is set forth in Exhibit 99.3 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations is set forth in Exhibit 99.4

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth the beneficial ownership of New Presto Common Stock immediately following consummation of the Business Combination by:

●	each person who is the beneficial owner of more than 5% of New Presto Common Stock;

●	each person who is an executive officer or director of the Company; and

●	all executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days.

There were 52,762,713 shares of New Presto Common Stock issued and outstanding immediately following the consummation of the Business Combination.

Unless otherwise indicated, the Company believes that all persons named below have sole voting and investment power with respect to the voting securities indicated in the table below and the corresponding footnotes as being beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of shares of New Presto Common Stock	% of New Presto Common Stock
New Presto Directors and Executive Officers
Krishna K. Gupta(2)	13,549,381	25.5%
Rajat Suri	7,466,262	14.2%
Keith Kravcik	—	—%
Gail Zauder	—	—%
Ilya Golubovich(3)	4,579,508	8.7%
Kim Axel Lopdrup	10,000	* %
Ashish Gupta	—	—%
William Healey	40,496	* %
Dan Mosher	—	—%
Edward Scheetz(4)	2,008,033	3.8%
All Directors and Executive Officers as a group (ten individuals)	27,653,680	52.4%
New Presto Five Percent Holders:
Cleveland Avenue, LLC(5)	7,000,000	13.3%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of New Presto’s stockholders is c/o Presto Automation Inc., 985 Industrial Road, San Carlos, CA 94070.
(2)	Consists of (i) 279,680 shares of New Presto Common Stock held of record by KKG Enterprises LLC, for which Krishna K. Gupta is the managing member; (ii) 244,903 shares of New Presto Common Stock held of record by Romulus Capital I, L.P. (“Romulus I”), for which Mr. Gupta is one of two members of Palatine Hill Ventures GP LLC, the general partner of Romulus I, through which Mr. Gupta exercises joint voting and dispositive control of the New Presto Common Stock held by Romulus I; (iii) 3,691,313 shares of New Presto Common Stock held of record by Romulus Capital II, L.P. (“Romulus II”), for which Mr. Gupta is one of two managing members of Romulus Capital II GP, LLC (the “Romulus GP”), the general partner of Romulus II, through which Mr. Gupta exercises joint voting and dispositive control of the New Presto Common Stock held by Romulus II; (iv) 8,118,894 shares of New Presto Common Stock held of record by Romulus Capital III, L.P. (“Romulus III”), for which Mr. Gupta is one of two managing members of Romulus GP, which is the general partner of Romulus III, through which Mr. Gupta exercises joint voting and dispositive control of the New Presto Common Stock held by Romulus III; (v) 162,869 shares of New Presto Common Stock held of record by Romulus ELC B3 Special Opportunity, L.P. (“Romulus Special Opportunity”), for which Mr. Gupta is one of two managing members of Romulus GP, which is the general partner of Romulus Special Opportunity, through which Mr. Gupta exercises joint voting and dispositive control of the New Presto Common Stock held by Romulus Special Opportunity; (vi) 652,740 shares of New Presto Common Stock held of record by Zaffran Special Opportunities LLC, for which Mr. Gupta is the sole general partner; and (vii) 398,982 shares of New Presto Common Stock underlying RSUs.
(3)	Represents shares of New Presto Common Stock held of record by I2BF Global Investments LTD (“I2BF”). Ilya Golubovich is the sole director of I2BF and possesses both voting and dispositive power over the shares. The business address of I2BF is C/O Campbells Corporate Services Ltd., Floor 4, Willow House, Cricket Square, Grand Cayman KY 1-9010, Cayman Islands.
(4)	Includes shares owned by Ventoux Acquisition Holdings LLC, for which Edward Scheetz is a managing member and has voting and/or dispositive powers with respect to such shares.
(5)	Consists of 7,000,000 shares of New Presto Common Stock held of record by Presto CA LLC (“Presto CA”). Cleveland Avenue Food and Beverage Fund II, LP (“CAFB Fund II”) is the sole member of Presto CA. Cleveland Avenue GP II, LLC (“Cleveland Avenue GP II”) is the general partner of CAFB Fund II. Cleveland Avenue, LLC (“CA LLC”) is the sole member of Cleveland Avenue GP II. Donald Thompson is the sole manager of CA LLC. Consequently, Mr. Thompson may be deemed to have sole voting and dispositive power over the shares held directly by Presto CA. Mr. Thompson disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The principal business address of Presto CA is c/o Cleveland Avenue, 222 N. Canal St., Chicago, IL 60606.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described beginning on page 229 of the Proxy Statement/Prospectus in the section titled “New Presto Management After the Business Combination,” and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth beginning on page 233 of the Proxy Statement/Prospectus in the section titled “New Presto Management After the Business Combination—Director Independence,” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the Board immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “New Presto Management After the Business Combination—Committees of the Board of Directors” beginning on page 233, and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Legacy Presto before the consummation of the Business Combination is set forth beginning on page 236 of the Proxy Statement/Prospectus in the section titled “Presto’s Executive and Director Compensation,” and that information is incorporated herein by reference.

At the Special Meeting, VTAQ stockholders approved the Presto Automation Inc. 2022 Incentive Award Plan (the “Incentive Plan”). As a result, the Board is authorized to approve grants of awards under the Incentive Plan to eligible participants, subject to various limitations. The description of the Incentive Plan is set forth beginning on page 148 of the Proxy Statement/Prospectus section entitled “The Incentive Plan Proposal,” which is incorporated herein by reference. The description of the Incentive Plan is not complete and is subject to and qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit 10.6 and the terms of which are incorporated by reference herein.

At the Special Meeting, VTAQ stockholders approved the Presto Automation Inc. 2022 Employee Stock Purchase Plan (the “ESPP”). As a result, New Presto is authorized to offer eligible employees the ability to purchase shares of New Presto Common Stock at a discount, subject to various limitations. The description of the ESPP is set forth beginning on page 153 of the Proxy Statement/Prospectus section entitled “The Employee Stock Purchase Plan Proposal,” which is incorporated herein by reference. The description of the ESPP is not complete and is subject to and qualified in its entirety by reference to the ESPP, a copy of which is attached hereto as Exhibit 10.7 and the terms of which are incorporated by reference herein.

Director Compensation

A description of the compensation of the directors of Legacy Presto before the consummation of the Business Combination is set forth on page 240 of the Proxy Statement/Prospectus in the section titled “Presto’s Executive and Director Compensation—Non-Employee Director Compensation,” and that information is incorporated herein by reference.

Employment Agreements

A description of the employment agreements that Legacy Presto entered into with certain Company officers is set forth on page 237 of the Proxy Statement/Prospectus in the sections titled “Presto’s Executive and Director Compensation—Employment Agreements,” and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related party transactions of VTAQ and Legacy Presto are described beginning on page 252 of the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About VTAQ—Legal Proceedings” on page 177, “Executive Officers and Directors of VTAQ—Legal Proceedings” on page 183, and “Information About Presto—Legal Proceedings” on page 198, and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters

The VTAQ Common Stock, VTAQ’s units (“VTAQ Units”), each consisting of one share of VTAQ Common Stock, one warrant to purchase one-half of a share of VTAQ Common Stock (“VTAQ Warrants”) and one right to receive 1/20 of a share of VTAQ Common Stock (“VTAQ Rights”), VTAQ Warrants, and VTAQ Rights were historically listed on Nasdaq under the symbols “VTAQ,” “VTAQU,” “VTAQW,” and “VTAQR,” respectively. On September 22, 2022, the New Presto Common Stock and New Presto Warrants outstanding upon the Closing began trading on the Nasdaq under the symbols “PRST” and “PRSTW,” respectively. At the Closing, each VTAQ Unit separated into its components and, as a result, the VTAQ Units are no longer outstanding. At the Closing, each VTAQ Right was automatically exchanged for 1/20th of a share of New Presto Common Stock and, as a result, the VTAQ Rights are no longer outstanding.

The Company has not paid any cash dividends on the New Presto Common Stock to date. The Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board and will depend on the Company’s financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its Board deems relevant. As a result, you may not receive any return on an investment in New Presto Common Stock unless you sell New Presto Common Stock for a price greater than that which you paid for it. Reference is made to the disclosure on page 53 of the Proxy Statement/Prospectus entitled “Ticker Symbol, Market Price and Dividend Policy,” and such information is incorporated herein by reference.

As of the Closing Date, there were approximately 105 record holders of New Presto Common Stock and 28 record holders of New Presto Warrants. The number of record holders may not be representative of the number of beneficial owners of the New Presto Common Stock and New Presto Warrants, whose shares are held in street name by banks, brokers and other nominees.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is contained beginning on page 241 of the Proxy Statement/Prospectus in the section titled “Description of New Presto Securities,” and that information is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification of Directors and Officers” is incorporated into this Item 2.01 by reference.

Financial Statements and Exhibits

The information set forth under the section entitled “Financial Statements” above and Item 9.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

At the Closing, the Company consummated the Term Loan. Reference is made to the information contained in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement and Ancillary Agreements,” which is incorporated herein by reference.

This summary is qualified in its entirety by reference to Credit Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Equity PIPE Investment

At the Closing, the Company consummated the Equity PIPE Investment. Reference is made to the information contained in the “Explanatory Note” to this Current Report on Form 8-K, which is incorporated herein by reference. This summary is qualified in its entirety by reference to (i) Amended & Restated Cleveland Avenue Subscription Agreement, dated as of July 25, 2022, by and between VTAQ and Presto CA, LLC, which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference, and (ii) the Form of Amended & Restated Equity Subscription Agreement, which is included as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Lender Warrants

At the Closing, the Company issued 1,500,000 New Presto Warrants to the Lenders party to the Term Loans. Reference is made to the information contained in the “Explanatory Note” to this Current Report on Form 8-K and the disclosure in Item 1.01 under the heading “Warrant Subscription Agreement and Founder Shares Transfer” of this Current Report on Form 8-K, each of which is incorporated herein by reference.

The shares of New Presto Common Stock issued to the Equity PIPE Investors in the Equity PIPE Investment and the 1,500,000 New Presto Warrants were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) promulgated under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Business Combination, on September 21, 2022, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State, and also adopted the New Bylaws on September 21, 2022, which replace VTAQ’s Amended and Restated Certificate of Incorporation and Bylaws in effect as of such time, respectively. The material terms of the Certificate of Incorporation and the New Bylaws and the general effect upon the rights of holders of New Presto Common Stock are discussed in the Proxy Statement/Prospectus in the sections titled “The Charter Amendment Proposal” beginning on page 136 and “The Governance Proposal” beginning on page 142, and that information is incorporated herein by reference.

The foregoing description of the Certificate of Incorporation and the New Bylaws is not complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the New Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and the terms of which are incorporated by reference herein.

The New Presto Common Stock and New Presto Warrants are listed for trading on Nasdaq under the symbols “PRST” and “PRSTW,” respectively. On the Closing Date, the CUSIP numbers relating to the New Presto Common Stock and New Presto Warrants changed to 74113T105 and 74113T113, respectively.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure beginning on page 101 of the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in the “Explanatory Note” above and Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Closing Date, and in accordance with the terms of the Merger Agreement, the Board became comprised of seven directors: (i) Krishna K. Gupta, Keith Kravcik and Edward Scheetz as Class I directors, (ii) Ilya Golubovich and Rajat Suri as Class II directors, and (iii) Kim Axel Lopdrup and Gail Zauder as Class III directors. Immediately following the consummation of the Business Combination, the following individuals became the executive officers of the Company: Rajat Suri, Chief Executive Officer, Ashish Gupta, Chief Financial Officer, William (Bill) Healey, Chief Technology Officer, and Dan Mosher, Chief Revenue Officer. Concurrently with the consummation of the Business Combination, VTAQ’s officers and directors resigned from their respective positions at VTAQ.

On the Closing Date, the Company’s audit committee consisted of Keith Kravcik, Ilya Golubovich and Gail Zauder with Ms. Zauder serving as the chair of the committee. The Board determined that each member of the audit committee qualifies as an independent director under the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable Nasdaq listing requirements, that Ms. Zauder qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K, and that the members of the committee possess financial sophistication, as defined under the rules of Nasdaq.

On the Closing Date, the Company’s compensation committee consisted of Ilya Golubovich, Kim Axel Lopdrup and Gail Zauder with Mr. Lopdrup serving as chair of the committee. The Board determined that each member of the compensation committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

On the Closing Date, the Company’s nominating and governance committee consisted of Ilya Golubovich, Krishna K. Gupta and Keith Kravcik with Mr. Golubovich serving as chair of the committee. The Board determined that each member of the nominating and governance committee is “independent” as defined under the applicable Nasdaq requirements and SEC rules and regulations.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the headings “Executive Compensation,” “Director Compensation,” “Employment Agreements,” “Certain Relationships and Related Person Transactions” and “Indemnification of Directors and Officers” is incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report is incorporated into this Item 5.03 by reference. In connection with the Closing of the Business Combination, the Company changed its fiscal year end from December 31 to June 30.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective upon the Closing Date, in connection with the consummation of the Business Combination, the Board adopted a new Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of the Company, which is available on the Company’s website at https://presto.com/investor-relations. The information on the Company’s website does not constitute part of this Current Report and is not incorporated by reference herein.

Item 5.06 Change in Shell Company Status.

Upon the Closing, the Company ceased to be a shell company. The material terms of the Business Combination are described beginning on page 101 of the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal,” and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 21, 2022, the Company issued a press release announcing the Closing. The press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The audited consolidated financial statements of Legacy Presto as of June 30, 2022 and 2021 are included as Exhibit 99.2 hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of VTAQ and Legacy Presto as of and for the year ended June 30, 2022 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

(c)	Exhibits.

Exhibit No.	Description
2.1†	Merger Agreement, dated as of November 10, 2021, by and among VTAQ, Ventoux Merger Sub I, Ventoux Merger Sub II and Legacy Presto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on November 10, 2021).
2.2	Amendment No. 1 to Merger Agreement, dated as of April 1, 2022, by and among VTAQ, Ventoux Merger Sub I, Ventoux Merger Sub II and Presto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 4, 2022).
2.3	Amendment No. 2 to Merger Agreement, dated as of July 25, 2022, by and among VTAQ, Ventoux Merger Sub I, Ventoux Merger Sub II and Presto (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on July 26, 2022).
3.1*	Second Amended & Restated Certificate of Incorporation.
3.2*	Bylaws of Presto Automation Inc.
10.1*†	Credit Agreement, dated as of September 21, 2022, by and among New Presto, Surviving Corporation, Metropolitan Partners Group Administration, LLC, as administrative, payment and collateral agent, and the lenders from time to time party thereto.
10.2*	Amended & Restated Registration Rights Agreement dated as of September 21, 2022, by and among New Presto, the Sponsors, Cleveland Avenue, VTAQ’s officers and directors, Metropolitan and certain Legacy Presto stockholders.
10.3*	Amended & Restated Warrant Agreement dated as of September 21, 2022, by and among, New Presto, the Sponsors and Continental Stock Transfer & Trust Company.
10.4*	Governance Agreement, dated as of September 21, 2022 by and among, New Presto and certain of its affiliates.
10.5*	Form of Indemnification Agreement.
10.6*+	Presto Automation Inc. 2022 Incentive Award Plan.
10.7*+	Presto Automation Inc. 2022 Employee Stock Purchase Plan.
10.8	Amended & Restated Cleveland Avenue Subscription Agreement, dated as of July 25, 2022, by and between VTAQ and Presto CA, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 26, 2022).
10.9	Form of Amended & Restated Equity Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 26, 2022).
99.1*	Press Release dated September 21, 2022.
99.2*	Audited Consolidated Financial Statements of Legacy Presto as of June 30, 2022 and 2021 and the Year Ended June 30, 2022 and 2021.
99.3*	Unaudited Pro Forma Condensed Combined Financial Information.
99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
+	Indicates a management or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

Date: September 27, 2022	By:	/s/ Ashish Gupta
	Name:	Ashish Gupta
	Title:	Chief Financial Officer